SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                   FORM 8-K/A
                                   ----------
                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                 August 9, 2002
                                 --------------
                                (Date of report)


                                  TREZAC CORP.
             (Exact Name of Registrant as Specified in its Charter)

                             MarketCentral.net Corp.
                           (Former Name of Registrant)

        Texas                    000-25891                   76-0270330
(State of Incorporation)   (Commission File Number)        (IRS Employer ID)


                              20500 Meeting Street
                            Boca Raton, Florida 33434
                    (Address of principle executive offices)


                                  561-558-0038
              (Registrant's telephone number, including area code)

ITEM 4.  Change in Registrant's Certifying Accountant

         On July 31, 2002 AJ. Robbins, PC, ("AJ. Robbins"), Trezac Corp.'s (f/k/a MarketCentral.Net Corp.) (the "Company") independent public accountants, notified the Company that AJ. Robbins has resigned as its independent public accountants. The Company did not receive this resignation until August 7, 2002. Prior to AJ. Robbins' resignation, in July 2002, the Company verbally ended the relationship with AJ. Robbins, principally, as a result of the moving of the Company's corporate offices to Florida. AJ. Robbins accepted the termination at that time, and prepared a draft of its letter to the SEC acknowledging the termination for review by the Company and its attorneys. As a result of the expected difficulty of obtaining another auditor, the Company informed AJ. Robbins that it would like to rescind the termination.

           AJ. Robbins' opinion in its report on the Company's financial statements for the year ended December 31, 2001 and for the period from August 2, 2000 (inception) to December 31, 2000 expressed substantial doubt with respect to the Company's ability to continue as a going concern. During the two most recent fiscal years and the subsequent interim period preceding August 7, 2002, AJ. Robbins did not issue any other report on the financial statements of the Company which contained any adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles. Furthermore, during the two most recent fiscal years and the subsequent interim period preceding August 7, 2002, there were no disagreements with AJ. Robbins within the meaning of Instruction 4 to Item 304 of Regulation S-B under the Securities Exchange Act of 1934 on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of AJ. Robbins, would have caused them to make reference in connection with their opinion to the subject matter of the disagreement in connection with any report they might have issued.

ITEM 7(c).  Exhibits.

Exhibit 16.1      Letter from AJ. Robbins, PC. dated February 12, 2003.

                                    SIGNATURE

         Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the Undersigned, thereunto duly authorized.

                                                       TREZAC CORP.
                                                       (Registrant)


                                                    /s/ Paul Taylor
                                                       ---------------
                                                    By: Paul Taylor
                                                        President